UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 31, 2023, IMAC Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2.5 million for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b)(1) (the “Equity Rule”), and on July 17, 2024, the Company was notified by Nasdaq that it regained compliance with the minimum stockholders’ equity requirement and was subjected to a one-year “Panel Monitor” as defined by Nasdaq Listing Rule 5815(d)(4)(B). On January 21, 2025, the Company received notice (the “Notice”) from the staff (the “Staff”) of Nasdaq advising the Company that it no longer complies with the Equity Rule. Due to the Panel Monitor, the Company is not eligible to submit a plan to the Staff to request an extension of up to 180 calendar days in which to regain compliance with the Equity Rule, and as a result, the Staff has determined to delist the Company’s securities from Nasdaq. Accordingly, unless the Company requests an appeal of this determination by January 28, 2025, the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on January 30, 2025.

Under Nasdaq rules, the Company may request an appeal of this determination to a Hearings Panel (the “Panel”) by January 28, 2025, to prevent its securities from being delisted and suspended at the opening of business on January 30, 2025. The Company intends, within the allotted time, to appeal the Staff’s determination to the Panel. The Company’s common stock will continue to trade on Nasdaq during the appeal process.

Forward-Looking Statements

This document and the exhibits contain forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and expectations regarding the Company’s submission of plans and documentation to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties.

Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and submission of an appeal will take longer than expected; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K/A, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 8.01	Other Events.

As previously disclosed, on November 22, 2024, the Company received written notice from Nasdaq indicating that the Company no longer complied with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Listing Rule”), which requires companies with securities listed on the Nasdaq Capital Market to timely file all required periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company had delayed the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q”). The Form 10-Q was filed on January 17, 2025. On January 21, 2025, the Company was notified by Nasdaq that it has regained compliance with the Periodic Reporting Listing Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2025

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer